Exhibit 99.1

10990 Roe Avenue Overland Park, KS 66211 Phone 913 696 6100 Fax 913 696 6116 News Release

April 21, 2005

Yellow Roadway Corporation Reports Record First Quarter at All Business Units

•	Yellow Transportation achieves its best first quarter operating ratio since 1986

•	Roadway Express improves operating ratio nearly 3 points and increases operating income 143%

•	New Penn posts 16.6% revenue growth and an 87.7 operating ratio

•	Meridian IQ delivers double-digit revenue growth and nearly doubles operating income

OVERLAND PARK, KAN. — Yellow Roadway Corporation (NASDAQ: YELL) today announced first quarter 2005 adjusted earnings per share (“EPS”) of $.92, a 142% increase from last year’s first quarter EPS of $.38. First quarter 2005 EPS includes $.05 per share of dilution from the company’s contingent convertible notes based on an average YELL stock price of $57.10 for the quarter. No related dilution was included in the first quarter of 2004. Adjusted EPS for the first quarter 2005 excludes $.04 related to gains on property disposals, which the company does not consider part of its core operations. Reported EPS for the first quarter 2005 was $.96 per share compared to reported first quarter 2004 EPS of $.38 per share.

“Our first quarter results reflect the strong and sustained performance of all of our operating companies supported by a good economy, cost synergies and firm pricing,” stated Bill Zollars, Chairman, President and CEO of Yellow Roadway. “We remain focused on operational execution as we continue to build a global transportation services company and further establish a strong presence in the next day market with our acquisition of USF.”

Yellow Roadway reported the following consolidated results for the first quarter of 2005:

•	Operating revenue of $1.68 billion compared to first quarter 2004 revenue of $1.55 billion, an 8.1% increase.

•	Adjusted operating income of $87 million, more than double first quarter 2004 adjusted operating income of $42 million. Adjustments in the first quarter of 2005 and 2004 related entirely to property disposals. Reported operating income was $90 million compared to reported operating income of $41 million in the first quarter of 2004.

Selected Segment Highlights for First Quarter 2005

“The record first quarter performance at each of our business units demonstrates their continued commitment to deliver solid results,” Zollars said.

•	Yellow Transportation

•	Record first quarter revenue of $791 million, up 7.7% from first quarter last year

•	Record first quarter adjusted operating income of $46 million ($18 million more than the previous record set in 1989) and reported operating income of $49 million

•	Adjusted operating ratio of 94.2% and reported operating ratio of 93.8%

•	LTL revenue per hundred weight, excluding fuel surcharge, up 3.4%, and with further adjustments for business mix, up 4.6%, when compared to first quarter 2004

•	Roadway Express

•	Record first quarter revenue of $767 million, up 6.9% from first quarter last year

•	Record first quarter operating income of $37 million, up $21 million from first quarter 2004

•	Operating ratio of 95.2%

•	LTL revenue per hundred weight, excluding fuel surcharge, up 2.2%, and with further adjustments for business mix, up 2.8%, when compared to first quarter 2004

•	New Penn Motor Express

•	Record first quarter revenue of $65 million, up 16.6% from first quarter of 2004

•	Operating ratio of 87.7%

•	LTL tonnage per workday up 9.7%, when compared to first quarter last year

•	Meridian IQ

•	Record first quarter revenue of $56 million, up 23.5% from first quarter last year

•	Operating income of $1.0 million compared to $0.6 million in first quarter 2004

For complete statistical information, refer to the company’s website at www.yellowroadway.com under Investor Relations and then select Earnings Releases & Operating Statistics.

Outlook

“Our business volumes are healthy and pricing remains firm,” said Zollars. Based on the continuation of these trends, the company’s expectations are as follows:

•	Second quarter 2005 EPS between $1.25 and $1.35, including $.07 per share of dilution from the contingent convertibles. The estimated dilution is based on the second quarter-to-date average YELL stock price of $54.69.

•	Consistent with previous guidance, full year 2005 EPS in the range of $5.10 to $5.30, including $.29 per share of dilution from the contingent convertibles. The full year estimated dilution is based on the year-to-date average YELL stock price of $56.65.

•	Full year revenue, interest expense and the effective tax rate are expected to be consistent with previous guidance.

•	Gross capital expenditures for 2005 are still expected to be between $235 and $245 million.

The guidance above does not include any impact from the pending acquisition of USF Corporation.

Update on Acquisition of USF Corporation (NASDAQ: USFC)

•	Yellow Roadway and USF Corporation established April 21, 2005 as shareholder record dates, and announced special shareholder meetings regarding the transaction to be held May 23, 2005. The parties will mail a joint proxy statement/prospectus describing the transaction and the meetings in greater detail to shareholders of record shortly after the record date.

•	In accordance with the merger agreement, the transaction will close one business day after all conditions have been met.

Review of Financial Results

Yellow Roadway Corporation (NASDAQ: YELL) will host a conference call for the investment community on Friday, April 22, 2005, beginning at 9:30 a.m. ET, 8:30 a.m. CT.

Investors and analysts should dial 1.888.428.4478 at least 15 minutes prior to the start of the call. The conference call will be open to listeners through a live webcast via StreetEvents at www.streetevents.com and via the Yellow Roadway Internet site www.yellowroadway.com.

An audio playback will be available beginning two hours after the call ends until midnight on May 6, 2005 by calling 1.800.475.6701 and then entering the access code, 776452. An audio playback also will be available for 30 days after the call via the StreetEvents and Yellow Roadway web sites.

*  *  *  *  *

This news release (and oral statements made regarding the subjects of this release, including on the conference call announced herein) contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” and similar expressions are intended to identify forward-looking statements. It is important to note that the company’s actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including (without limitation), inflation, inclement weather, price and availability of fuel, competitor pricing activity, expense volatility, ability to capture cost synergies, a downturn in general or regional economic activity, changes in equity and debt markets, effects of a terrorist attack, and labor relations, including (without limitation), the impact of work rules, any obligations to multi-employer health, welfare and pension plans, wage requirements and employee satisfaction.

Yellow Roadway Corporation, a Fortune 500 company, is one of the largest transportation service providers in the world. Through its subsidiaries including Yellow Transportation, Roadway Express, New Penn Motor Express, Reimer Express, Meridian IQ and Yellow Roadway Technologies, Yellow Roadway provides a wide range of asset and non-asset-based transportation services integrated by technology. The portfolio of brands provided through Yellow Roadway Corporation subsidiaries represents a comprehensive array of services for the shipment of industrial, commercial and retail goods domestically and internationally. Headquartered in Overland Park, Kansas, Yellow Roadway Corporation employs over 50,000 people.

Investor Contact:	Stephen Bruffett	Media Contact:	Suzanne Dawson
	Yellow Roadway Corporation		Linden Alschuler & Kaplan
	913.696.6108		212.329.1420
	steve.bruffett@yellowroadway.com		sdawson@lakpr.com

STATEMENTS OF CONSOLIDATED OPERATIONS

Yellow Roadway Corporation and Subsidiaries

For the Three Months Ended March 31

(Amounts in thousands except per share data)

(Unaudited)

	2005	2004
OPERATING REVENUE	$1,677,961	$1,552,135

OPERATING EXPENSES:
Salaries, wages and employees’ benefits	1,033,447	993,550
Operating expenses and supplies	256,457	238,357
Operating taxes and licenses	42,819	40,565
Claims and insurance	28,862	30,013
Depreciation and amortization	45,968	40,606
Purchased transportation	183,653	167,264
(Gains) losses on property disposals, net	(3,234)	462

Total operating expenses	1,587,972	1,510,817

OPERATING INCOME	89,989	41,318

NONOPERATING (INCOME) EXPENSES:
Interest expense	8,615	11,910
Other	771	(120)

Nonoperating expenses, net	9,386	11,790

INCOME BEFORE INCOME TAXES	80,603	29,528
INCOME TAX PROVISION	30,710	11,372

NET INCOME	$49,893	$18,156

AVERAGE SHARES OUTSTANDING-BASIC	48,797	47,874

AVERAGE SHARES OUTSTANDING-DILUTED	52,193	48,246

BASIC EARNINGS PER SHARE	$1.02	$0.38

DILUTED EARNINGS PER SHARE	$0.96	$0.38

SUPPLEMENTAL FINANCIAL INFORMATION

Yellow Roadway Corporation and Subsidiaries

For the Three Months Ended March 31

(Amounts in thousands except per share data)

(Unaudited)

	2005	2004	%
Operating revenue:
Yellow Transportation	$791,166	$734,470	7.7
Roadway Express	766,769	717,138	6.9
New Penn	65,414	56,104	16.6
Meridian IQ	56,409	45,670	23.5
Corporate and other	(1,797)	(1,247)	(44.1)

Consolidated	1,677,961	1,552,135	8.1

Reported operating income (loss):
Yellow Transportation	48,827	26,421	84.8
Roadway Express	37,080	15,037	146.6
New Penn	8,045	5,751	39.9
Meridian IQ	1,041	585	77.9
Corporate and other	(5,004)	(6,476)	22.7

Consolidated	89,989	41,318	117.8

Adjustments to operating income by segment [a] :
Yellow Transportation	(2,660)	467
Roadway Express	(558)	(7)
New Penn	(23)	(5)
Meridian IQ	(2)	7
Corporate and other	9	—

Consolidated	(3,234)	462

Adjusted operating income (loss):
Yellow Transportation	46,167	26,888	71.7
Roadway Express	36,522	15,030	143.0
New Penn	8,022	5,746	39.6
Meridian IQ	1,039	592	75.5
Corporate and other	(4,995)	(6,476)	22.9

Consolidated	$86,755	$41,780	107.6

Reported operating ratio:
Yellow Transportation	93.8%	96.4%
Roadway Express	95.2%	97.9%
New Penn	87.7%	89.7%
Consolidated	94.6%	97.3%

Adjusted operating ratio:
Yellow Transportation	94.2%	96.3%
Roadway Express	95.2%	97.9%
New Penn	87.7%	89.8%
Consolidated	94.8%	97.3%

Reconciliation of reported diluted earnings per share (EPS) to adjusted diluted EPS:
Reported diluted EPS	$0.96	$0.38
Gains on property disposals	(0.04)	—

Adjusted diluted EPS	$0.92	$0.38

a	Management excludes these items when evaluating operating income and segment performance to more accurately compare the results of our core operations among periods. Adjustments presented in the 2005 and 2004 periods herein consist entirely of property gains and losses.

Selected Financial Data

Yellow Roadway Corporation and Subsidiaries

(Amounts in thousands unless otherwise noted)

(Unaudited)

	For the Three Months Ended March 31,
	2005	2004
Net cash from operating activities	$31,222	$89,729
Net cash used in investing activities	(36,994)	(65,462)
Net cash provided by (used in) financing activities	668	(78,745)
Gross capital expenditures	(42,723)	(57,931)
Net capital expenditures	(33,792)	(57,581)
Proceeds from exercise of stock options	668	1,769
Free cash flow [a]	(1,902)	33,917

	March 31, 2005	December 31, 2004
Cash and cash equivalents	$101,385	$106,489
Accounts receivable, net	814,202	778,596
Net property and equipment	1,415,005	1,422,718
Total assets	3,645,974	3,627,169
Asset backed securitization borrowings	—	—
Current maturities of contingently convertible notes	400,000	250,000
Long-term debt, less current portion	252,320	403,535
Total debt	656,720	657,935
Total shareholders’ equity	1,270,322	1,214,191
Debt to capitalization [b]	34.1%	35.1%
Debt to capitalization, less available cash	30.4%	31.2%

a	Management uses free cash flow as an indication of the cash available to fund additional capital expenditures, to reduce outstanding debt (including current maturities), or to invest in our growth strategies. Free cash flow is calculated as net cash from operating activities plus stock option proceeds less net capital expenditures. This measurement is used for internal management purposes and should not be construed as a better measurement than net cash from operating activities as defined by generally accepted accounting principles.
[b]	We calculate debt to capitalization as total debt divided by total debt plus total shareholders’ equity.